                                                                    EXHIBIT 23.1


                              Accountants' Consent


The Board of Directors
SABROE Refrigeration A/S:


We consent to the inclusion of our report dated 12 March 1999, with respect to the 1998 Group accounts and annual accounts of Sabroe Refrigeration A/S, which report appears in the Form 8-K/A of York International Corporation dated August 23, 1999.


Aarhus, 19 August 1999


KPMG C. Jespersen                               DELOITTE & TOUCHE

                                                Company of State Authorized
                                                Public
                                                Accountants

Henning Olesen         Erik Dybdahl          Karsten Mumm         Jesper Meto
State Authorized       State Authorized      State Authorized     State Authorized
Public Accountant      Public Accountant     Public Accountant    Public Accountant

                                     - 6 -